EXHIBIT NO. 1

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 9 After Issuance of Stock)

1. Name of Corporation: ULTRAGUARD WATER SYSTEMS CORP

2. The articles have been amended as follows

ARTICLE ONE of the Articles of Incorporation is hereby amended and restated in its entirely to read as follows:

"ARTICLE ONE. (NAME) The name of the corporation is: CREATIVE EATERIES CORPORATION".

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by provisions of the articles of incorporation have been voted in favour of the amendment is

ARTICLE ONE: 52,357,878 representing 88.65% of the issued and outstanding shares

4. Officers Signatures

Ken Fielding

President and Director

Secretary and Director

EXHIBIT NO. 1

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 9 After Issuance of Stock)

1. Name of Corporation: ULTRAGUARD WATER SYSTEMS CORP

2. The articles have been amended as follows

ARTICLE ONE of the Articles of Incorporation is hereby amended and restated in its entirely to read as follows:

"ARTICLE ONE. (NAME) The name of the corporation is: CREATIVE EATERIES CORPORATION".

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by provisions of the articles of incorporation have been voted in favour of the amendment is

ARTICLE ONE: 52,357,878 representing 88.65% of the issued and outstanding shares

4. Officers Signatures

Ken Fielding

President and Director

Secretary and Director